AMENDMENT NUMBER ONE
to the
MASTER REPURCHASE AGREEMENT
and
PRICING SIDE LETTER,
each dated as of May 16, 2005
among
DB STRUCTURED PRODUCTS, INC.,
ASPEN FUNDING CORP.,
NEWPORT FUNDING CORP.,
ECC CAPITAL CORPORATION,
ENCORE CREDIT CORP.,
BRAVO CREDIT CORPORATION,
ECC SPV II,
ENCORE SPV II
and
BRAVO SPV II

This AMENDMENT NUMBER ONE TO MASTER REPURCHASE AGREEMENT AND PRICING SIDE LETTER (this “Amendment”), is made and is effective as of this 18th day of August, 2005 (the “Amendment Number One Effective Date”), among DB Structured Products, Inc. (“DBSP”), Aspen Funding Corp. (“Aspen”), Newport Funding Corp. (“Newport” and collectively with DBSP and Aspen, the “Buyers”), ECC Capital Corporation (“ECC”), Encore Credit Corp. (“Encore”), Bravo Credit Corporation (“Bravo” and collectively with ECC and Encore, the “Guarantors”), ECC SPV II (“ECC SPV”), Encore SPV II (“Encore SPV”) and Bravo SPV II (“Bravo SPV” and collectively with ECC SPV and Encore SPV, the “Sellers”).

R E C I T A L S

A. Guarantors, Sellers and Buyers entered into that certain Master Repurchase Agreement dated as of May 16, 2005 (as amended, supplemented and otherwise modified from time to time, the “Repurchase Agreement”) and pricing side letter dated as of May 16, 2005 (the “Pricing Side Letter”).

B. Guarantors, Buyers and Sellers each desire to further modify certain terms of the Repurchase Agreement and Pricing Side Letter as set forth in this Amendment.

C. Guarantors, Buyers and Sellers each have agreed to execute and deliver this Amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Repurchase Agreement and Pricing Side Letter, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following (all capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Repurchase Agreement or Pricing Side Letter, as applicable):

1. Miscellaneous. This Amendment is a document executed pursuant to the Repurchase Agreement and shall (unless otherwise expressly indicated therein) be construed, administered or applied in accordance with the terms and provisions thereof, including, without limitation, Section 2 c. thereof.

2. Amendments. Upon the execution of this Amendment by each party hereto and effective as of the Amendment Number One Effective Date:

(a) With respect to the Repurchase Agreement:

(i) The following definition is hereby added to Section 2 (Definitions and Interpretation) :

"Interest-Only Loan” A Loan which, by its terms, requires the related Mortgagor to make monthly payments of only accrued interest for the certain period of time following origination. After such interest-only period, the loan terms provide that the Mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Loan will amortize fully on or prior to its final payment date.”

(ii) The definition of Maximum Aggregate Purchase Price in Section 2 (Definitions and Interpretation) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following definition:

“Maximum Aggregate Purchase Price” means Four Hundred Million Dollars ($400,000,000), provided from time to time the Buyers may increase the Maximum Aggregate Purchase Price by One Hundred Million Dollars ($100,000,000) (the “Uncommitted Amount”) to Five Hundred Million Dollars ($500,000,000). The Buyers may or may not in their sole discretion enter into Transactions with respect to the Uncommitted Amount and the Sellers acknowledge and agree that the Uncommitted Amount represents an uncommitted obligation of the Buyers.

(iii) Section (t) of Exhibit B (Representations and Warranties with Respect to Loans) is hereby deleted in its entirely and replaced with the following:

“(t)At the time the Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. No Loan contains terms or provisions which would result in negative amortization. Except for an Interest-Only Loan, principal payments on the Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Loans, on each Adjustment Date to equal the applicable Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Maximum Mortgage Interest Rate. Except for an Interest-Only Loan, the Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to an Adjustable Rate Mortgage Loan, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Due Date of the first payment under the Note is no more than sixty (60) days from the date of the Note. With respect to each Interest-Only Loan, the interest-only period shall not exceed the period specified on the Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Loan.”

(b) With respect to the Pricing Side Letter:

(i) The Facility Fee Amount shall be increased by $133,300 and such additional amount shall be due and payable on the Amendment Number One Effective Date.

(ii) With respect to the calculation of the Non-Usage Fee, the Maximum Aggregate Purchase Price shall be $400,000,000 for all purposes, even if the Buyers decide to purchase additional Uncommitted Amounts.

(iii) The following section shall be added as Section (x)(l) to the definition of Eligible Loan:

“(l) 40% of the Maximum Aggregate Purchase Price, with respect to the aggregate amount of Purchased Loans that are Interest-Only Loans.”

3. Reserved.

4. Representations and Warranties. Each of the Sellers and Guarantors hereby represents and warrants that (a) it has the power and is duly authorized to execute and deliver this Amendment, (b) this Amendment has been duly authorized, executed and delivered, (c) it is and will continue to be duly authorized to perform its obligations under the Program Documents, (d) the execution, delivery and performance by it of this Amendment does not and will not require any consent or approval, which has not already been obtained, from any Governmental Authority, equityholder or any other Person, (e) the execution, delivery and performance by it of this Amendment shall not result in the breach of, or constitute a default under, any material agreement or instrument to which it is a party and (f) this Amendment and each of the Program Documents (after giving effect to this Amendment) to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws (whether statutory, regulatory or decisional) and general equitable principles affecting creditors’ rights and remedies regardless of whether such enforceability is considered in a proceeding in equity or at law. The Seller represents and warrants that no Default or Event of Default has occurred. Each of the Seller and Guarantor represents and warrants that it is in compliance with all provisions and terms of the Repurchase Agreement and each other Program Document to which it is a party and by which it may be bound.

5. Expenses. Sellers shall promptly reimburse Buyers for all out-of-pocket costs and expenses of Buyers in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the fees and expenses of counsel for Buyers).

6. Entire Agreement; No Other Changes. This Amendment supersedes and integrates all previous negotiations, contracts, agreements and understandings between the parties with respect to the subject matter hereof, and it contains the entire final agreement of the parties. Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Repurchase Agreement and the Pricing Side letter are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

7. Severability. If any provision of this Amendment is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of this Amendment, and this Amendment shall be enforced to the fullest extent permitted by law.

8. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

9. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE PARTIES HERETO EACH HEREBY WAIVE THE RIGHT OF A TRIAL BY JURY IN ANY LITIGATION ARISING HEREUNDER.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment Number One to Master Repurchase Agreement and Pricing Side Letter as of the date first written above.

ECC SPV II, as Seller
By: ECC Capital Corporation, as Administrator

By: /s/ WilliamE.Moffatt
Name: William E. Moffatt
Title: Treasurer

ENCORE SPV II, as Seller
By: Encore Credit Corp., as Administrator

By: /s/ William E. Moffatt
Name: William E. Moffatt
Title: Treasurer

BRAVO SPV II, as Seller
By: Bravo Credit Corporation, as Administrator

By: /s/ William E. Moffatt
Name: William E. Moffatt
Title: Treasurer

ECC CAPITAL CORPORATION, as Originator and Guarantor

By: /s/ William E. Moffatt
Name: William E. Moffatt
Title: Treasurer

ENCORE CREDIT CORP., as Guarantor and Originator

By: /s/ William E. Moffatt
Name: William E. Moffatt
Title: Treasurer

BRAVO CREDIT CORPORATION, as Guarantor and Originator

By: /s/ William E. Moffatt
Name: William E. Moffatt
Title: Treasurer

DB STRUCTURED PRODUCTS, INC., as Buyer and Agent, as applicable

By: /s/ Vincent D’Amore
Name: Vincent D’Amore
Title: Authorized Signatory

By: /s/ Glenn Minkoff
Name: Glenn Minkoff
Title: Director

ASPEN FUNDING CORP., as Buyer and Agent, as applicable

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

NEWPORT FUNDING CORP., as Buyer and Agent, as applicable

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President